UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - OCTOBER 12, 2007

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

Entry into Letter of Intent to Acquire Taylor Motor, Co. and Auto Credit of Southern Illinois, Inc.

On October 12, 2007, Manchester Inc. (“Manchester”) signed a Letter of Intent to acquire Taylor Motor, Co. and Auto Credit of Southern Illinois, Inc. (collectively “Taylor Auto”), a Southern Illinois area based Buy-Here/Pay-Here used car dealer and its affiliated credit company from Mr. Steve Taylor and members of the Taylor family. The consummation of the acquisition is subject to (i) completion of final due diligence by Manchester, (ii) the execution of a definitive purchase agreement and (iii) the approval of Manchester's credit provider. The Letter of Intent had been dated October 4, 2007 but was not signed and delivered by the parties until October 12, 2007.

Taylor Auto operates four lots in Southern Illinois and is the largest Buy-Here/Pay-Here dealer in Southern Illinois. Taylor Auto generates over $13.5 million in annual sales and has a portfolio of notes receivable with a value in excess of $12 million. Steve Taylor will continue to direct the dealerships' day-to-day operations following the acquisition.

Press Releases

Manchester issued a press release on October 16, 2007, filed as Exhibit 99.1 hereto, announcing Manchester’s entry into a Letter of Intent to acquire Taylor Motor, Co. and Auto Credit of Southern Illinois, Inc.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated October 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Date: October 17, 2007	By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Executive Vice President of Corporate
Development and Corporate Secretary